UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2011

Walter Investment Management Corp.
(Exact name of registrant as specified in its charter)

Maryland	001-13417	13-3950486
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 Bayport Drive, Suite 1100 Tampa, Florida	33607
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 421-7605

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Event.

     On September 12, 2011, Walter Investment Management Corp. issued a press release announcing its Board of Directors’ authorization to declare a special dividend totaling approximately $6,200,000. The $0.22423 per share special dividend is payable on November 15, 2011 to shareholders of record on September 22, 2011. The special dividend will be made in newly issued shares of the Company’s common stock unless the recipient requests to receive the distribution in cash; provided, however, that the aggregate amount of cash to be paid out in the distribution to all stockholders will not exceed 10% of the aggregate amount paid (approximately $620,000). Should the number of shareholders electing to receive the dividend in cash result in the payment of more than 10% of the aggregate amount paid (approximately $620,000), shareholders will be paid pro rata in cash with the balance paid in shares of common stock. In this event, no shareholder will receive less than 10% of the dividend in cash. A copy of the press release is attached as Exhibit 99.1 to this current report on Form 8-K.

    The information contained in this Item 8.01 and the attached Exhibit 99.1 is being furnished to and not filed with the Securities and Exchange Commission, and shall not be incorporated by reference into a registration statement or other document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Exhibits

(d) Exhibits

Exhibit
No.	Note	Description
99.1		Press Release Dated September 12, 2011

          SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALTER INVESTMENT MANAGEMENT CORP.

Date: September 12, 2011	By:	/s/ Stuart Boyd

Stuart Boyd, Vice President,
General Counsel and Secretary

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